Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
of
STRATEGIC EDUCATION, INC.
ARTICLE I. OFFICES
Section 1. Principal Office
The address of the principal office of the Corporation in the State of Maryland shall be as set forth in the Articles of Incorporation of the Corporation, as amended and supplemented from time to time (the “Charter”).
Section 2. Other Offices
The Corporation may also have other offices, including a principal executive office, at locations both inside and outside the State of Maryland as the Board of Directors may determine or as the business of the Corporation may require.
ARTICLE II. MEETINGS OF STOCKHOLDERS
Section 1. Place of Meetings
All meetings of the stockholders of the Corporation shall be held at the principal executive office of the Corporation or at any other place as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2. Annual Meetings
The annual meeting of stockholders of the Corporation for the election of directors and the transaction of other business as may properly be brought before the meeting shall be held on a day and begin at a time as shall be set by the Board of Directors. Any business of the Corporation may be considered at the annual meeting without the purpose of the meeting having been specified in the notice thereof, except as otherwise provided by these Bylaws or by law.
Section 3. Special Meetings
(a)    General. Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, and shall be called by the Secretary upon the written request of stockholders entitled to cast at least 25 percent of all votes entitled to be cast at the meeting pursuant to the provisions of Section 3(b) of this Article II. No special meeting need be called upon the request of stockholders entitled to cast less than a majority of all votes entitled to be cast at the meeting to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months.
(b)    Stockholder Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) at the principal executive office of the Corporation, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at the special meeting, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within 10 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 10th day after the first date on which the Record Date Request Notice is received by the Secretary.

(2)    In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than 25% (the “Special Meeting Percentage”) of all the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary at the principal executive office of the Corporation and shall be received by the Secretary within 60 days after the Request Record Date. In addition, the Special Meeting Request shall set forth (a) (i) the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (ii) the reasons for proposing such business at the meeting, (iii) any material interest in such business of the stockholder or any Associated Person (as defined in Section 12 of this Article II), individually or in the aggregate (including any anticipated benefit to the stockholder or any Associated Person therefrom), and (iv) the text of the proposal or business (including the text of any resolutions proposed for consideration); (b) the date of signature of each stockholder (or such agent) signing the Special Meeting Request; (c) the name and address of each such stockholder and any Associated Person; (d) the class, series and number of shares of stock of the Corporation that are owned beneficially and of record by each such stockholder and any Associated Person; (e) the date such shares were acquired and the investment intent of such acquisition; (f) a description of any agreement, arrangement or understanding (including any derivative or short position, profits interests, options, hedging transactions, borrowing or lending of securities or proxy or voting agreements) in effect at the time of the giving of the notice or at any time during the six-month period then ending, by or on behalf of each such stockholder and any Associated Person, and whether the effect or intent of such agreement, arrangement or understanding is to manage risk or benefit from changes in the price of any securities issued by the Corporation, or to increase or decrease the voting power of any such person in respect of securities issued by the Corporation; (g) a description of any direct or indirect economic interest of such stockholder and any Associated Person in the Corporation (including by virtue of an existing or prospective commercial or contractual relationship with the Corporation), other than an interest arising solely out of the ownership of securities issued by the Corporation; and (h) all other information relating to such stockholder and any Associated Person that would be required to be disclosed in connection with the solicitation of proxies for the matters proposed to be considered at the special meeting of stockholders pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Any requesting stockholder (or a stockholder’s agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive office of the Corporation.
(3)    The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of the special meeting. The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of the notice of the special meeting.
(4)    Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by whichever of the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors has called the meeting. In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided, further that if the Board of Directors fails to designate, within 10 days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within 10 days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a place, date or time for any special meeting, the Chairman of the Board, the Chief Executive Officer, the President or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting if the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b). Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting.
(5)    If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such their written request for a special meeting a written notice to that effect, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked their written requests for a special meeting a written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, or for the chairman of the meeting to announce at the meeting that the meeting is being closed without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before 10 days prior to the date of the meeting or (B) the chairman of the meeting may call the meeting to order and then close the meeting upon the chairman’s own initiative without acting on the matter that otherwise would have been the subject of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6)    The Chairman of the Board, Chief Executive Officer or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least 25% of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7)    For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.
Section 4. Conduct of Meetings
At every meeting of stockholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers of the Corporation present shall conduct the meeting in the order stated: the Lead Director of the Board of Directors, if there be one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority or, in the absence of any of such directors or officers, a chairman chosen by the stockholders present in person or by proxy that are entitled to cast a majority of the votes at the meeting, shall act as chairman, and the Secretary, or, in his or her absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretary, a person appointed by the chairman of the meeting shall act as secretary and shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting subject to any rules, regulations and procedures as may be adopted from time to time by the Board of Directors. Subject to any rules, regulations and procedures as may be adopted from time to time by the Board of Directors, the chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 5. Notice of Meetings; Waiver of Notice
Notice in writing or by electronic transmission of the time and place of each meeting of stockholders, and the purpose of any special meeting or as otherwise required by law, shall be given to each stockholder entitled to vote at or to notice of the meeting not less than 10 nor more than 90 days before the date of the meeting, either personally delivered to him, left at his residence or usual place of business, mailed to him, postage prepaid, at his address as it appears on the records of the Corporation, or transmitted to him by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions, unless in the case of electronic transmission the stockholder has advised the Corporation that notice may not be given by electronic transmission or the Corporation otherwise is ineligible to deliver notice to the stockholder by electronic transmission under Section 2.504(d) of the Maryland General Corporation Law (the “MGCL”).

Notwithstanding the foregoing, the Corporation may give a single notice to stockholders who share an address in accordance with Section 2-504.1 of the MGCL, unless the Corporation has received a request from a stockholder at that address in writing or by electronic transmission that a single notice not be given. No notice of the time, place, or purpose of any meeting of stockholders need be given to any stockholder entitled to the notice who is present in person or is represented by proxy at the meeting, or who, either before or after the meeting, executes a written waiver or a waiver by electronic transmission of notice which shall be filed by the Secretary with the records of meetings of stockholders, as provided by these Bylaws.
Section 6. Record Date and Closing of Transfer Books
For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive dividends or be allotted any other right, or for any other proper purpose, the Board of Directors may fix, in advance, a record date, which shall not be more than 90 days before the date on which the action requiring the determination will be taken, or the Board of Directors may direct that the stock transfer books be closed for a stated period, not to exceed 20 days. In the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least 10 days before the date of the meeting. Except as otherwise provided by law, the record date may not be prior to the close of business on the day the record date is fixed.
Section 7. Quorum
Unless otherwise provided by law or the Charter, the presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at a meeting shall constitute a quorum at all meetings of stockholders. The chairman of the meeting or the stockholders entitled to cast a majority of the votes so represented may adjourn the meeting from time to time without further notice other than announcement at the meeting to a date not more than 120 days after the original record date. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting at which a quorum has been established may continue to transact business until adjournment, notwithstanding any absence or withdrawal of any stockholder or stockholders during the meeting that has or have the effect of reducing the number of stockholders remaining in attendance at the meeting to less than a quorum.
Section 8. Proxies
At all meetings of stockholders of the Corporation, a stockholder may vote either in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. No proxy shall be valid for more than 11 months after its date, unless the proxy otherwise provides.
Section 9. Voting
At all meetings of stockholders of the Corporation, each outstanding share of Common Stock as of the record date of the meeting shall be entitled to one vote on each matter submitted to a vote. A majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter that properly comes before the meeting unless otherwise provided by law, the Charter or these Bylaws. In the case of voting for the election of directors, each director of the Board of Directors shall be elected by a majority of votes cast with respect to such director at any meeting for the election of directors at which a quorum is present; provided, however, that, if as of a date that is 14 days in advance of the date the Corporation files its definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not the proxy statement is thereafter revised or supplemented), the number of director nominees exceeds the number of directors to be elected, then each director shall be elected by a plurality of the votes cast in person or by proxy at such meeting. For purposes of the third sentence of this Section 9, a majority of the votes cast means that the number of votes “for” a director nominee exceeds the number of votes “against” that director nominee.
Section 10. List of Stockholders
The Secretary of the Corporation shall prepare a list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and indicating the number of shares of stock held by each stockholder as of the record date for the meeting. The list of stockholders shall be kept at the place of the meeting of stockholders during the meeting.

Section 11. Informal Action
Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous consent in writing or by electronic transmission signed by each stockholder entitled to vote on the matter and setting forth the action being taken filed in paper or electronic form with the records of stockholder meetings.
Section 12. Advance Notice of Stockholder Nominees for Directors and Other Stockholder Proposals
(a)    Director Nominations and Stockholder Business at Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (A) was a stockholder of record both at the time of giving of notice provided for in this Section 12(a) and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the provisions of this Section 12(a).
(2)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (1) of this Section 12(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders at an annual meeting. To be timely, a stockholder’s notice shall either (i) be sent to the Corporation in compliance with the requirements of Regulation 14A (or any successor provision) under the Exchange Act, if the proposal is submitted under such regulation, or (ii) be delivered to the Secretary at the principal executive office of the Corporation before 5:00 p.m., Eastern time, not less than 90 days nor more than 120 days before the first anniversary of the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting, and shall include all of the information required by this Section 12; provided, however, that if the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of the previous year’s annual meeting, to be timely notice by the stockholder must be so delivered before 5:00 p.m., Eastern time, not earlier than 120 days before the annual meeting and not later than the later of 90 days before the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. The announcement of a postponement of an annual meeting after notice of the meeting has been given or an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 12.
Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person, (B) the class, series and number of shares of capital stock of the Corporation that are beneficially owned by such person, and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a description of the business desired to be brought before the meeting, (B) the reasons for proposing such business at the meeting, (C) any material interest in such business of the stockholder or any Associated Person (as defined below), individually or in the aggregate (including any anticipated benefit to the stockholder or any Associated Person therefrom), and (D) the text of the proposal or business (including the text of any resolutions proposed for consideration); (iii) as to the stockholder giving the notice, any Associated Person and any nominee for election or reelection as a director, (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such Associated Person or nominee, (B) the class, series and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder, any Associated Person and any nominee, (C) the date such shares were acquired and the investment intent of such acquisition, (D) a description of any agreement, arrangement or understanding (including any derivative or short position, profits interests, options, hedging transactions, borrowing or lending of securities or proxy or voting agreements) in effect at the time of the giving of the notice or at any time during the six-month period then ending, by or on behalf of the stockholder giving the notice, any Associated Person and any nominee, and whether the effect or intent of such agreement, arrangement or understanding is to manage risk or benefit from changes in the price of any securities issued by the Corporation, or to increase or decrease the voting power of any such person in respect of securities issued by the Corporation, and (E) a description of any direct or indirect economic interest of the stockholder giving the notice, any Associated Person and any nominee in the Corporation (including by virtue of an existing or prospective commercial or contractual relationship with the Corporation), other than an interest arising solely out of the ownership of securities issued by the Corporation; and (iv) a representation that the stockholder giving the notice intends to appear in person or by proxy at the meeting to nominate the persons named in the notice or to bring such business before the meeting, as applicable.

(3)    Notwithstanding anything in this Section 12(a) to the contrary, in the event that the number of directors to be elected is increased and there is no public announcement of the increase at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12 also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(b)    Director Nominations and Stockholder Business at Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (A) is a stockholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the provisions of this Section 12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board, any such stockholder may nominate a person or persons (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice containing all of the information required by paragraph (2) of Section 12(a) of this Article II, shall be delivered to the Secretary at the principal executive office of the Corporation before 5:00 p.m., Eastern time, not earlier than 120 days before the special meeting and not later than the later of 90 days before the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the special meeting. The announcement of a postponement of a special meeting after notice of the meeting has been given or an adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 12(b).
(c)    General. (1) If information submitted pursuant to this Section 12 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 12. Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 12. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 12.
(2)    Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the provisions of this Section 12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.
(3)    For purposes of this Section 12, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of Section 3 and Section 12 of this Article II, an “Associated Person” of a stockholder means (i) any person acting in concert with the stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by the stockholder (other than a stockholder that is a depositary), and (iii) any person that, directly or indirectly, controls, is controlled by or is under common control with the stockholder or an Associated Person of the stockholder.
(4)    Notwithstanding the foregoing provisions of this Section 12, a stockholder also shall comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 13. Telephone Meetings.
The Board of Directors or the chairman of the meeting may permit stockholders to participate in meetings of the stockholders by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.
Section 14. Inspectors
The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the chairman of the meeting may, but not need, appoint one or more persons as inspectors for such meeting. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. Such inspectors, if any, shall determine the number of shares outstanding and the voting power of each, ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, the existence of a quorum, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each report of an inspector shall be in writing and signed by the inspector or by a majority of inspectors if there is more than one inspector acting at the meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
ARTICLE III. BOARD OF DIRECTORS
Section 1. General Powers
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. All powers of the corporation may be exercised by or under the authority of the board of directors, except as conferred upon or reserved to the stockholders by law, the Charter or these Bylaws.
Section 2. Number and Term
The Board of Directors of the Corporation shall consist of not less than 3 or more than 18 directors as determined from time to time by a majority of the entire Board of Directors; provided, however, that the tenure of office of any director shall not be changed by reason of any such change in the number of directors. Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.
Section 3. Qualifications
Unless otherwise provided by law, the Charter or these Bylaws, directors need not be stockholders of the Corporation.
Section 4. Regular Meetings
The regular annual meeting of the Board of Directors shall be held without notice as soon as practicable after the annual meeting of stockholders at such time and place as may be designated by the Board of Directors. Other regular meetings of the Board of Directors may be held without notice at a time and place in or out of the State of Maryland as shall from time to time be determined by the Board of Directors.
Section 5. Special Meetings
Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Secretary upon the written request of a majority of the directors. Special meetings of the Board of Directors shall be held at any place in or out of the State of Maryland as the Board may from time to time determine or as shall be specified in any notice or waiver of notice of the meeting.

Section 6. Notice; Waiver of Notice
Notice of any special meeting of the Board of Directors shall be given to each director at least one day prior thereto if delivered personally, by telephone, by facsimile or by electronic transmission or at least five days prior thereto if delivered by mail, addressed to the director at his residence or business address. Any director may waive notice of any meeting, either before or after the meeting, by executing a waiver of notice in writing or electronic transmission which is filed with the records of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.
Section 7. Quorum; Manner of Acting
A majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors. If a quorum is not present at a meeting, the directors present may adjourn the meeting. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III. Unless a greater proportion is required by law, the Charter or these Bylaws, the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.
Section 8. Action Without a Meeting; Telephone Meeting
Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, is given by each member of the Board or committee and filed in paper or electronic form with the minutes of proceedings of the Board or committee. Members of the Board of Directors, or any committee thereof, may participate in meetings by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time. The participation shall constitute presence in person at the meeting.
Section 9. Resignation and Removal
Any director may resign at any time by giving written notice of the resignation to the Chief Executive Officer or the Secretary at the principal executive office of the Corporation. Unless otherwise specified therein, the resignation shall take effect upon receipt thereof. The acceptance of a resignation shall not be required to make it effective. The stockholders of the Corporation may remove any director, with or without cause, by the affirmative vote of a majority of all votes entitled to be cast for the election of directors.
Section 10. Vacancies
The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A vacancy occurring on the Board of Directors other than by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum. Any directorship to be filled by reason of an increase in the number of directors may be filled by a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies. A director elected by the stockholders to fill a vacancy which results from the removal of a director shall serve for the balance of the term of the removed director.
Section 11. Presumption of Assent
A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be assumed to have assented to the action unless the director announces his or her dissent at the meeting and (a) the director’s dissent is entered in the minutes of the meeting, (b) the director files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof, or (c) the director forwards his or her written dissent, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation within 24 hours after the meeting is adjourned. The right to dissent shall not apply to a director who voted in favor of the action or failed to make the dissent known at the meeting.

Section 12. Compensation of Directors
The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated amount for serving as a director of the Corporation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings and for their services as members of the committees.
ARTICLE IV. COMMITTEES
Section 1. Appointment
The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and other committees composed of one or more directors for those purposes and with powers as the Board may determine, subject to Section 2 of this Article IV, and as may be set forth in a charter of the committee. The members of any committee present at any meeting of the committee, whether or not they constitute a quorum, may appoint another director to act in the place of an absent member of the committee. The Board of Directors shall appoint a chairman of each committee.
Section 2. Executive Committee; Authority
The Board of Directors may, by resolution, establish an Executive Committee to consist of two or more directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the powers of the Board of Directors, except to the extent that the authority shall be limited by resolution of the Board of Directors or by law. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.
Section 3. Tenure
Subject to the provisions of Section 8 of this Article IV, each member of the Executive Committee or any other committee shall hold office until the next regular annual meeting of the Board of Directors following the member’s appointment and until the member’s successor is designated by the Board of Directors.
Section 4. Meetings and Notices
Regular meetings of committees of the Board of Directors may be held without notice at times and places as the committees may determine from time to time. Special meetings of committees may be called by any member thereof or as designated in the committee charter upon not less than one day’s notice stating the place, date, and hour of the meeting, which notice may be delivered personally, by telephone, by facsimile or by electronic transmission. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting. Any member of a committee may waive notice of any meeting thereof, either before or after the meeting, by executing a waiver of notice which shall be filed with the records of the meeting, or by attendance at the meeting.
Section 5. Quorum
Except as provided otherwise in Section 1 of this Article IV or as provided otherwise in the charter of a committee, the presence of a majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof. The vote of a majority of the members of a committee present at a meeting at which a quorum is present shall constitute action of the committee.
Section 6. Action Without a Meeting; Telephone Meetings
Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, is given by all of the members of the committee and filed in paper or electronic form with the minutes of proceedings of the committee. Members of committees may participate in meetings by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Section 7. Vacancies
Any vacancy on a committee may be filled by a resolution adopted by the Board of Directors.
Section 8. Removal and Resignations
Any member of a committee may be removed at any time, with or without cause, by resolution of the Board of Directors. Any member of a committee may resign from the committee at any time by giving written notice to the Chairman of the Board, Chief Executive Officer or Secretary of the Corporation, and unless otherwise specified therein, the resignation shall take effect upon receipt thereof.
Section 9. Procedure
All committees established by the Board of Directors shall keep correct and complete minutes of any actions taken at their proceedings which minutes shall be recorded in written or electronic form, and the Chairman of each committee shall report any actions taken to the Board of Directors at a meeting thereof held after the committee meeting. The minutes of committee meetings shall be distributed to all members of the Board of Directors upon the Board Chairman’s request.
Section 10. Emergency
In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these Bylaws, any two or more available members of any then incumbent Executive Committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Corporation. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, or in the event the Corporation does not have an Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section 10. This Section 10 shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the Bylaws (other than this Section 10) and any resolutions which are contrary to the provisions of this Section 10 or to the provisions of any such implementing resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section 10 that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the Bylaws.
ARTICLE V. OFFICERS
Section 1. Positions
The officers of the Corporation shall be the President, the Secretary, and the Treasurer, and such other officers as the Board of Directors may appoint, including a Chairman of the Board, Chief Executive Officer and one or more Vice Presidents, who shall exercise the powers and perform the duties as are provided in these Bylaws and as may be determined from time to time by resolution of the Board of Directors. Any two or more offices may be held by the same person, except that (a) one person may not serve concurrently as both President and Vice President, and (b) any person who holds more than one office may not act in more than one capacity to execute, acknowledge, or verify any instrument required by law to be executed, acknowledged or verified by more than one officer.
Section 2. Chairman of the Board
If the directors shall appoint a Chairman of the Board, the Chairman shall, when present, preside at all meetings of the Board of Directors and shall perform other duties and have other powers as may be vested in the Chairman by the Board of Directors.
Section 3. Chief Executive Officer
The Board of Directors may designate a Chief Executive Officer. The Chief Executive Officer shall have general and active supervision over the business and affairs of the Corporation, shall insure that all lawful orders and resolutions of the Board of Directors are carried into effect, and shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board. The Chief Executive Officer may execute bonds, mortgages, and other contracts of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall perform other duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.
Section 4. President
In the absence of a designation of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall have general and active supervision over the business and affairs of the Corporation, and shall insure that all lawful orders and resolutions of the Board of Directors are carried into effect. The President may execute bonds, mortgages, and other contracts of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall perform other duties incident to the office of president and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.
Section 5. Vice President(s)
In the absence of the Chief Executive Officer or the President or in the event of the Chief Executive Officer’s or the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President shall perform other duties and have other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. One or more vice presidents may be designated as executive vice president, senior vice president or as vice president for a particular area of responsibility.
Section 6. Secretary
The Secretary shall attend all meetings of the stockholders and the Board of Directors, shall record or cause to be recorded all the proceedings of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose, and shall perform like duties for the Executive Committee or other committees, when required. The Secretary shall give, or cause to be given, notices as are required to be given in accordance with the provisions of these Bylaws or as required by law or the Charter. The Secretary shall have custody of the seal of the Corporation, and shall have the authority to affix the same to any instrument or document the execution of which in the name or on behalf of the Corporation is duly authorized, and when so affixed it may be attested by the signature of the Secretary. The Secretary shall see that the books, records, and other documents required by law (including the stock ledger and the records of the issue, transfer and registration of certificates for shares of Common Stock) are properly kept and filed. The Secretary shall perform all other duties incident to the office of Secretary and other duties as from time to time may be prescribed by these Bylaws or may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.
Section 7. Assistant Secretary
The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary, and shall have other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.
Section 8. Treasurer
The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and valuable effects in the name and to the credit of the Corporation in depositories as may be designated by the Board of Directors. The Treasurer shall render to the Chief Executive Officer and to the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account as to all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall also perform all other duties incident to the office of Treasurer and other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President, or as may be prescribed by these Bylaws.

Section 9. Assistant Treasurer
The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform other duties and have other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.
Section 10. Other Officers
The Board of Directors may create other officers and appoint or provide for the appointment of such other officers as the Board of Directors shall deem necessary. The officers shall bear such titles, have such authority, receive such compensation, hold their officers for such terms, shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 11. Election and Term of Office
The officers of the Corporation shall be elected annually by the Board of Directors, except that the Chief Executive Officer or President may from time to time appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
Section 12. Compensation
The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors or a committee thereof.
Section 13. Resignation and Removal
Any officer may at any time resign in the same manner provided for directors in Section 9 of Article III of these Bylaws. Any officer may be removed by the Board of Directors, but the removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 14. Vacancies
A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term of the office and until a successor is elected and qualified.
Section 15. Fidelity Bonds
The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.
ARTICLE VI. INDEMNIFICATION
To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify (a) any director or officer or any former director or officer (including among the foregoing, for all purposes of this Article VI and without limitation, any individual who, while a director and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan), who has been successful, on the merits or otherwise, in the defense of a proceeding to which the individual was made a party by reason of such status, against reasonable expenses incurred by the individual in connection with the proceeding, and (b) any director or officer or any former director or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that (i) his or her act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he or she actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful. In addition, the Corporation shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or officer or former director or officer made a party to a proceeding by reason of his or her status as a director or officer; provided that the Corporation shall have received (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification by the Corporation as authorized by these Bylaws and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that the applicable standard of conduct was not met. The Corporation may, with the approval of the Board of Directors, also provide indemnification and payment or reimbursement of expenses to any employee or agent of the Corporation on such terms and conditions as may be determined by the Board of Directors, subject to any restrictions of law. Neither the amendment nor repeal of this Article VI, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article VI, shall apply to or affect in any respect the applicability of this paragraph with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption. Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations. The Corporation may provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time.
ARTICLE VII. CAPITAL STOCK
Section 1. Stock Certificates
The Corporation and its authorized transfer agent may maintain the record of ownership of shares of the Corporation electronically, without the issuance or transfer of any physical share certificate. A stockholder may request in writing a certificate that represents and certifies the shares of stock the stockholder holds in the Corporation; provided that the Board of Directors may provide for some or all of any class of stock to be uncertificated. A certificate may not be issued until the stock represented by it is fully paid. In the event that the Corporation issues shares of stock represented by certificate, such certificates representing shares of stock of the Corporation shall be signed by the President, Vice President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chairman of the Board or the Vice Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the corporate seal or a facsimile or other form thereof. The signatures of the officers upon a stock certificate may be either manual or facsimile. Any stock certificate so signed shall be valid and may be issued whether or not the officer who signed it is still an officer when it is issued. Stock certificates shall be consecutively numbered or otherwise identified, and each certificate shall state on its face the name of the Corporation, the class of stock and the number of shares it represents, and the name of the stockholder or other person to whom it is issued.
Section 2. Transfer of Shares; Replacement Certificates
Transfer of shares of Common Stock of the Corporation shall be made only on its stock ledger. Authority for the transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of the authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Within a reasonable time after the transfer of uncertificated shares, to the extent required by the MGCL the Corporation shall furnish to the registered owner of the shares a written statement containing the information required by the MGCL to be set forth on certificates representing shares of such stock. In case of a lost, stolen, or destroyed certificate, a new certificate may be issued upon those conditions and indemnity to the Corporation as the Board of Directors in its discretion may prescribe.
Section 3. Books and Records; Stock Ledgers
The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The Corporation shall maintain a stock ledger, containing the names and addresses of the stockholders of the Corporation and the number of shares of stock of each class held by each stockholder, which shall be kept at the principal executive office of the Corporation, or at another place as the Board of Directors may determine.
Section 4. Dividends
The Board of Directors may declare dividends on the stock of the Corporation, which may be paid in cash, property, or the Corporation’s stock, subject to applicable provisions of law and the Charter.
Section 5. Registered Stockholders
The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as the owner, and to exercise the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in the share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Maryland.
ARTICLE VIII. MISCELLANEOUS PROVISIONS
Section 1. Fiscal Year
The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 2. Financial Statements
The Chief Executive Officer, Treasurer, or any other officer as may be designated by the Board of Directors of the Corporation, shall prepare, or cause to be prepared, annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders of the Corporation and filed within 20 days thereafter at the principal executive office of the Corporation in written form, or any other form that complies with Section 2-114 of the MGCL.
Section 3. Seal
The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Maryland,” and shall be in the form as shall be approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, or otherwise reproduced.
Section 4. Amendments
(a)    By Directors. These Bylaws may be amended or repealed from time to time by action of the Board of Directors.
(b)    By Stockholders. These Bylaws may be amended or repealed by an affirmative vote of stockholders holding a majority of shares of Common Stock then outstanding and entitled to vote on the matter.
Revised: July 27, 2021